Blaine H. Hibberd, P.A.
Trial Lawyers Building
633 Southeast 3rd Ave., Suite 301
Fort Lauderdale, Florida 33301
Telephone: 954-768-0070 Facsimile: 954-768-0778

October 31, 2006

Activecore Technologies, Inc.
156 Front Street West, Suite 210
Toronto, Ontario M5J 2L6 Canada

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 63,368,212 shares of common stock, par value $0.001 per share (the "Shares"), of Activecore Technologies, Inc., a Nevada corporation (the "Company"). Capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement which has been executed by the Company’s Directors. For purposes of rendering this opinion, we have examined the Registration Statement, the Company’s articles of incorporation, as amended, and bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates made by officers of the Company. In rendering our opinion, in addition to the assumptions that are customary in opinion letters of this kind, we have assumed the genuineness of signatures on the documents we have examined, the conformity to authentic original documents of all documents submitted to us as copies, and the Company will have sufficient authorized and unissued shares of common stock available with respect to any Shares issued after the date of this letter. We have not verified any of these assumptions.

This opinion is rendered as of the date of this letter and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any applicable federal or state securities laws.

Based upon and subject to the foregoing, it is our opinion that as to the Shares subject to issuance at a future date, such Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid, and nonassessable, and that as to the Shares previously issued by the Company, such Shares have been duly authorized for issuance, and were validly issued, fully paid and nonassessable when issued.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations under such act.

     Very truly yours,

/s/ Blaine H. Hibberd
Blaine H. Hibberd
For the Firm

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF
ACTIVECORE TECHNOLOGIES, INC.
(the “Corporation”)

WHEREAS, Stephen Lewis, Stephen Smith and Peter Hamilton (“Directors”) are Directors of the Corporation;

WHEREAS, the Corporation has issued 63,368,212 shares of common stock (the “Shares”) to various persons who have and/or are continuing to provide services to the corporation; and

WHEREAS, the Company is filing an S-8 Registration Statement for the registration and issuance of the Shares, all of which shall be delivered in the amounts and to such persons and entities as is set forth in the S-8 Registration Statement.

RESOLVED THAT:

(a)	The Corporation shall file with the SEC the S-8 Registration Statement as prepared by Blaine H. Hibberd, P.A. with the necessary exhibits; and
(b)	The Corporation shall issue the unrestricted shares to the persons and entities listed in the S-8 Registration Statement.

IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent to be effective this 31th day of October, 2006.

DIRECTORS:

/s/ Stephen Lewis
Stephen Lewis

/s/ J. Steven Smith
J. Steven Smith

/s/  Peter Hamilton
Peter Hamilton